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EXHIBIT 13

                                 PANORAMA PLUS

                    SCHEDULE OF COMPUTATION OF PERFORMANCE

The following examples are calculated in accordance with the methods Described in the Prospectus and Statement of Additional Information:

1.   Standardized Average One Year Total Return

     Assuming experience from the Growth Sub-Account, on a

     $ 1,000 Purchase Payment on 12/31/96

A $30 Annual Contract Maintenance Charge was assessed on each contract anniversary. For this calculation, it is prorated among divisions, with 37% allocated to the Growth Sub-Account

The Deferred Sales Load for a Single Purchase Payment Contract on 12/31/1996 would have been 5%. The 10% free corridor was also applicable.

                   Dates
                   12/31/96                                                  2.01486400
                   12/31/97                                                  2.51728200

The Standardized Average One Year Total Return for the period 12/31/96-12/31/97:         18.25%

          Accumulated Value on 12/31/1997
           ((1000/2.01486400) x 2.51728200) - (.37 x 30)                      $1,238.26
          Ending Redeemable Value on 12/31/1997
           1238.26 - .05 x (1238.26 -.10 x 1238.26)                           $1,182.53
          Standardized Average One Year Total Return, 12/31/96 - 12/31/97
           ((1182.53 / 1000 )- 1) x 100                                                 18.25%


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2  Annualized Accumulation Unit Value (AUV) Return

   For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.

   For periods greater than one year, the annualized AUV return is an average annual change in accumulation unit values, based on the percentage change.

   Assuming experience from the Growth Sub-Account

   Unit Value               12/31/94                         1.25814600
   Unit Value               12/31/97                         2.51728200

   Percentage Change in Unit Values for the 3 year period ending 12/31/97                          100.08%
               (2.51728200 - 1.25814600) /1.25814600 x 100

   Annualized AUV Return for the 3 year period ending 12/31/97
               ((1+1.0008)/_/ (1/3) - 1) x 100                                                      26.01%
               The symbol /_/ is being used to denote exponentiation.

3  7-day Money Market Yield and Effective Yield

   Assuming experience from the Money Market Division
   For the period ending 12/31/97

   Unit Value               12/24/97                         1.19394600
   Unit Value               12/26/97                         1.19438500
   Unit Value               12/31/97                         1.19471300

   To get the change in value from 12/24/97 to 12/26/97, take 100% of the change from 12/24/97 to 12/26/97:
                (1.19438500/1.19394600)-1                      0.000368
   Change in value from 12/27/97 to 12/31/97:
                (1.19471300/1.19438500)-1                      0.000275
   Combine to get change in value from 12/24/96 to 12/31/96:
                (0.000368+0.000275)                            0.000643

    Yield:                             .000643 x (365/7) x 100  =                                    3.35%

    Effective Yield:                   ((1.000643)/_/(365/7) -1) x 100 =                               3.41%
                                       The symbol /_/ is being used to denote exponentiation.

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4   Non-Standardized Average Annual Total Return


    Assuming experience from the Oppenheimer Bond Sub-Account

    Purchase Payment                    12/31/87                $50,000
    Accumulated Value                   12/31/97               $110,168

    Average Annual Total Return                                            8.22%

          ((110,168 / 50,000) /_/ (1/10) - 1 ) x 100
          The symbol /_/ is being used to denote exponentiation.


5   Non-Standardized One Year Total Return


    Assuming experience from the Panorama Growth Sub-Account


    Purchase Payment                    12/31/87                $50,000

    Accumulated Value                   12/31/96               $197,059
    Accumulated Value                   12/31/97               $246,167

    One Year Total Return                                                 24.92%

          ((246,167-197,059) /197,059 ) x 100

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